CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                 EXHIBIT 10.4.22

                                             Lease and Agreement
                                             Union Oil Company of California

                                      UNION

     THIS LEASE AND AGREEMENT, made and entered into as of this 2nd day of June
1971, by and between DOROTHY GISLER, a widow, JOAN C. HILL and JEAN C. BROWNING hereinafter referred so as "Lessor", whether one or more, and UNION OIL COMPANY
OF CALIFORNIA, a California corporation, hereinafter referred to as "Lessee".

     WITNESSETH: That Lessor, for and in consideration of Ten Dollars ($10.00)
in hand paid to Lessor by Lessee, the rentals provided for hereinafter, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the covenants and agreements hereinafter contained by the Lessee to be kept and performed. Lessor has granted, leased, let and demised and by these presents does grant, lease, let and demise to Lessee, its grantees, successors and assigns, upon end subject to the terms and conditions hereinafter set forth, all that certain land (herein sometimes referred to as the "leased land") situate in the County of Imperial,
State of California, and more particularly described as follows, to-wit:

(deemed to contain, for the purposes hereof, 204.52 acres, whether there be more or less) with the sole and exclusive right to Lessee to explore for (by such methods as it may desire), drill for, produce, extract, take, remove and sell hot water, steam and thermal energy and extractable

                                                         Lease No. Weber 602051
                                                                         ------

minerals from, and to store, utilize, process, convert and otherwise treat such hot water, steam and thermal energy upon, said land, and to extract any extractable minerals during the term hereof, and to inject or reinject in the leased land effluence from wells located on the leased land or on lands in the vicinity thereof, with the right of entry on the leased land and use and occupancy thereof-at all times for said purposes and the furtherance thereof, including the right to construct, use and maintain thereon and to remove therefrom structures, facilities and installations, pipe lines, utility lines, power and transmission lines. Further, the Lessee is hereby granted the use of roads and ponds on said land together with such rights of way and easements across said land for the construction of roads, ponds, pipe lines, power and telephone transmission lines as are necessary or convenient for the exploration, operation and development of Leased Substances on the leased land or in the vicinity thereof. In the event this lease should terminate with respect to all other rights for any reason, the rights herein granted with respect to such roads, ponds, rights of way and/or easements as are being used at the time of such termination shall remain in effect so long as such roads, ponds, rights of way and/or easements are being used by the Lessee, its successors and assigns.
Following such termination, Lessee agrees to pay an annual rental during the period of use at the rate of ten per cent (10%) of the then current value used in tax assessments of the land occupied by such roads, ponds, rights of way and/or easements being used. The possession by Lessee of the leased land shall be sole and exclusive for the purposes hereof and for purposes incident or related thereto, excepting that Lessor reserves the right to use and occupy said land, or to lease or otherwise deal with the same, without unreasonable interference with Lessee's rights, for mining or extraction and utilization of minerals lying on the surface of or in vein deposits on or in said land, or for the extraction of oil, natural hydrocarbon gas and other hydrocarbon substances, or for any and all uses other than the use and rights permitted to Lessee hereunder. Lessee agrees to conduct Its activities in a manner which will not unreasonably interfere with the rights reserved to Lessor. The leased land includes also any rights of Lessor, presently owned or hereafter acquired, in and under roads, underlying ditches, and rights of way traversing or adjacent to said land.

     For the purposes hereof the following definitions shall apply:

     (a) The terms "hot water", "steam" and "thermal energy" shall mean natural geothermal water and/or steam, and shall also mean the natural heat of the earth and the energy present in, resulting from or created by, or which may be extracted from, the natural heat of the earth or the heat present below the surface of the earth, in whatever form such heat or energy occurs;

     (b) The term "extractable minerals" shall mean any minerals in solution in the well effluence and all minerals and gases produced from or by means of any well or wells on the leased land or by means of condensing steam or processing water produced from or the effluence from any such well or wells; said term shall also include any water so produced or obtained from condensation of steam;
and further provided that the term "gases" shall not include hydrocarbon gases that can be produced separately from the hot water, steam and associated minerals;

     (c) The term "Leased Substances" shall collectively refer to the matter, substances and resources, defined in (a) and (b) above, that are the subject of this lease;

     (d) The term "power potential" as used herein with respect to any well or wells shall mean the quantity, or units, of energy capable of being recovered from the hot water, steam or thermal energy produced therefrom by means of any energy conversion or utilization facility (including, but not limited to, electrical generating facilities) or equipment designed for use thereof;

     (e) The term "sufficient power potential" as used herein shall be deemed to mean that power potential which, in the judgment of Lessee shall be sufficient for the commercial sale or utilization thereof, or shall warrant the construction of facilities for the commercial sale or other utilization thereof, or shall justify additional drilling or other operations on the leased land;

     (f) The word "commercial" used in connection with various phrases herein shall mean those quantities of Leased Substances produced, sold or used, the value of which, after deducting Lessee's operating costs (or extraction costs in case of extractable minerals), will provide to Lessee a net return over such costs sufficient to cause Lessee to continue production thereof or to elect to proceed with further development or exploratory operations on the leased land.

     The terms and conditions of this Lease and Agreement are as follows, to-wit:

     1. This lease shall be for a term of ten (10) years from and after the date hereof (herein called "primary term") and so long thereafter as Leased
Substances, or any of them, be derived or produced in commercial quantities from the leased land or lands pooled or combined therewith, and for so long, as well, as Lessee is prevented from producing same, or the obligations of Lessee hereunder are suspended, for the causes hereinafter set forth.

     If at the expiration of the primary term Lessee has not completed one or more wells on the leased land, or land pooled therewith, separately or collectively producing or being capable of producing steam of sufficient power potential and/or extractable minerals in commercial quantities but Lessee is then engaged in operations for drilling or reworking of any well on the leased land or land pooled therewith, this lease shall remain in force so long as drilling or reworking operations are prosecuted (whether on the same or different wells) with no cessation of more than six (6) months, and if they result in production or the establishment to the satisfaction of the Lessee of the existence of sufficient power potential and/or extractable minerals in commercial quantities, such well or wells will be deemed to have been completed and such existence so established during the primary term of this lease.

     2. It is understood and agreed that the initial consideration paid upon the execution hereof covers not only the privileges granted to the date when a rental is payable as hereinafter provided, but any and all other rights conferred hereunder. If on or before one (1) year from the date hereof Lessee has not drilled such well or wells on the leased land or land pooled therewith as to indicate or establish to the satisfaction of Lessee the existence of sufficient power potential and/or extractable minerals in commercial quantities, then, but subject to Lessee's right of surrender, on or before said anniversary date, Lessee shall pay or tender to Lessor an annual rental in the amount of One
Thousand Twenty-Two and 60/100 - - - - - Dollars ($1,022.60), which shall constitute rental until the next anniversary date hereof, and thereafter Lessee shall, on or before each succeeding anniversary date during the primary term hereunder, pay or tender

to Lessor an annual rental in the aforesaid amount, this until such time as from the drilling of well or wells on the leased land, or tend pooled therewith, there has been established to the satisfaction of the Lessee the existence of sufficient power potential and/or extractable minerals in commercial quantities.
Upon such establishing as aforesaid, Lessee may nevertheless continue to pay or tender annual rental payments on or before each anniversary date, this until
Lessee has commenced the actual sale of one or more Leased Substances, and so long as such annual rental payments be so paid or tendered this lease shall remain in force and effect, even though thereby extended past the primary term, and all payments so paid or tendered after the expiration of said primary term shall be deemed advance royalties, and so long as same are paid each well or wells shall be deemed to be actually producing one or more Leased Substances in commercial quantities under the terms hereof; provided, however, that if within five (5) years from the date of expiration of the primary term hereof Lessee shall have failed to make, or make arrangements for by executed contract or contracts, a bona fide commercial sale of one or more Leased Substances then
Lessor, at its option, may consider Lessee in default hereunder. Additionally, should Lessee fail to make any annual payment herein provided for on or before a particular anniversary date, Lessor may, at its option, consider Lessee in default hereunder.

     3. Lessee shall pay to Lessor a royalty Ten Percent (10%) of the gross proceeds received by Lease from the sale of hot water, steam or thermal energy, as such, produced from the leased land at and as of the point of origin on the leased land; royalty on steam may be computed and paid for on the basis of pounds of steam produced, saved and sold by Lessee, or may be computed on the basis of the number of kilowatt hours of electric power generated by the use of such steam, but shall be computed and paid for on whatever basis which shall properly reflect the royalty portion of the gross proceeds received by Lessee from sale of hot water, steam and thermal energy, as such, produced from the leased land at and as of the point of origin on the leased land. With respect to extractable minerals, a royalty Lessee shall pay to Lessor Ten Percent (10%) of the net proceeds received by Lessee from the sale of any gas (as herein defined)
and from the sale of effluence (containing minerals and/or minerals in solution)
produced and sold from any well or walls on the leased land, or, in the event
Lessee extracts from the effluence minerals and/or minerals in solution Ten
Percent (10%) of the proceeds received by Lessee from the sale of minerals and/or minerals in solution contained in and extracted from the effluence produced and sold from such well or wells less costs of transportation and extraction. Lessee shall pay to Lessor on or before the twenty-fifth day of each month the royalties accrued and payable for the preceding calendar month, or on or before the twenty-fifth day of the month next following that in which Lessee receives payment therefor from the purchaser thereof, whichever method shall apply, and in making such royalty payments Lessee shall deliver to Lessor statements setting forth the basis for computation and determination of such royalty.

     Lessee shall not be required to account to Lessor for or to pay any royalty on hot water, steam, thermal energy or extractable minerals produced by Lessee on the leased land which are not utilized, saved and sold, or which are used by
Lessee in its operations on or with respect to the leased land for or in connection with the developing, recovering, producing, extracting and/or processing of hot water, steam and/or minerals in solution or in facilities used in connection therewith, including operations of facilities for the generation of electric power, or which are unavoidably lost.

     Lessee shall have the right, from time to time and at any time, to commingle (for purposes of storing, transporting, utilizing, selling or processing, or any of them) the or any of the Leased Substances produced or extracted from production from the leased land or lands pooled therewith with like Leased Substances, or any of them, produced from other lands or units in the vicinity of the leased land, and in the event of such commingling Lessee shall meter, gauge or measure the production from the leased land, or from the unit or units including same or other units or lands, as the case may be, and compute and pay Lessor's royalty payable under the provisions hereof on the basis of such production so determined or allocated, as the case may be.

     4. Lessee may, at any time or from time to time as a recurring right, either before of after production but within twenty (20) years from the date hereof, for drilling, development, or operating purposes, pool, unitize or combine all or any part of the leased land into a unit with any other land or lands or lease or leases (whether held by Lessee or others) adjacent, adjoining or in the immediate vicinity of the leased land which Lessee desires to develop or operate as a unit, provided that the total acreage to be embraced within any such drilling, development, or operating unit shall not exceed one thousand nine hundred twenty (1,920) acres, plus an acreage tolerance of Ten Percent (10%).
Such a unit shall become in existence upon Lessee's filing in the office of the
County Recorder in the county in which the leased land is situated a notice of such unitization, describing said unit. Lessee shall also mail a copy of such notice to Lessor. Any well (whether or not Lessee's well) commenced, drilled, drilling and/or producing or being capable of producing in any part of such unit shall for all purposes of this lease be deemed a well commenced, drilled, drilling and/or producing on the leased land, and Lessee shall have the same rights and obligations with respect thereto and to drilling and producing operations upon the lands from time to time included within any such unit a
Lessee would have if such lands constituted the leased land; provided, however, that notwithstanding this or any other provision or provisions of this lease to the contrary:

     (1) production as to which royalty is payable from any such well or wells drilled upon any such unit, whether located upon the leased land or other lands, shall be allocated to the leased land in the proportion that the surface acreage of the leased land in such unit bears to the total surface acreage of such unit, and such allocated portion thereof shall for all purposes of this lease be considered as having been produced from the leased land, and the royalty payable under this lease with respect to the leased land included in such unit shall be payable only upon that proportion of such production so allocated thereto, and,

     (2) if any taxes of any kind are levied or assessed (other than taxes on the land and on Lessor's improvements), any portion of which is chargeable to
Lessor under Paragraph 12 hereof, then the share of such taxes to be borne by
Lessor as provided in this lease, shall be in proportion to the share of the production from such unit allocated to the leased land.

     Allocation as aforesaid of production from any such unit, whether to the leased land or in like manner to other lands therein, shall continue notwithstanding any termination, either in whole or in part (by surrender, forfeiture or otherwise), of this or any other lease covering lands in such unit until such time as the owner of such lands so terminated shall enter into an agreement to drill for or produce or shall drill for or produce or permit or cause the drilling for or production from any part of such lands, whereupon all such lands formerly included in such unit and as to which the lease covering the same shall have terminated shall be excluded in

determining the production to be allocated to the respective lands in such unit;
additionally, in the event of the failure of Lessor's, or any other owner's, title as to any portion of the land included in any such unit, such portion of such land shall likewise be excluded in allocating production from such unit;
provided, however, Lessee shall not be held to account for any production allocated to any lands excluded from any such operating unit unless and until
Lessee has actual knowledge of the aforesaid circumstances requiring such exclusion. Any exclusion shall be deemed effective the first day of the month next following the date upon which such exclusion becomes finally established.

     Lessee may, at its sole option, at any time when there is no production in such unit of Leased Substances in quantities deemed paying by Lessee, terminate such unit by a written declaration thereof, in the same manner in which it was created.

     5. At such time as Lessee shall have drilled and completed such well or wells on the leased land or land pooled therewith which shall indicate to the satisfaction of Lessee a sufficient power potential, or the existence of extractable minerals in commercial quantities, Lessee may at any time thereafter construct and install on the leased land facilities for the commercial sale or use of hot water, steam or thermal energy produced from the leased land or lands in the vicinity thereof or pooled therewith, or for the extraction of extractable minerals, or for development of electric power from the use of steam or thermal energy produced from the leased land or lands in the vicinity thereof or pooled therewith.

     6. Lessee shall have the right to drill such well or wells on the leased land as Lessee may deem desirable for the purposes hereof, including wells for injection or re-injection purposes; provided, however, that Lessee agrees to utilize for such purpose or purposes only so much of the leased land as shall be reasonably necessary for Lessee's operations and activities thereon. No well shall be drilled within one hundred (100) feet of any residence or barn now on said land without Lessor's consent. Lessee shall have free use of water from said land for all operations thereon or on land pooled therewith, provided that such free use shall not interfere with Lessor's own use for domestic, commercial, stock or agricultural purposes, nor interfere with any contractual commitments of Lessor relating thereto and existing on the date hereof. Lessee shall not be entitled to free ___________ which has been or is being purchased by Lessor.

     6-a. Notwithstanding any provisions to the contrary contained herein, this lease and all rights granted to Lessee hereunder are expressly limited to those depths lying below 500 feet below the surface of the leased lands and Lessee shall not have the right to enter upon or use any portion of said leased lands lying above said depth.

     Lessee shall protect said land against liens of every character arising from its operation thereon. Lessee, at its own expense, prior to commencing operations on the leased land, shall obtain, and thereafter while this lease is in effect shall maintain, adequate Workmens Compensation Insurance. Lessee shall protect Lessor against damages of every kind and character arising out of the operations or working of Lessee or those under Lessee's control upon the leased land, but Lessee shall not be liable hereunder in the event of the negligence or willful misconduct of parties other than Lessee. In the event any building or personal property be

damaged or destroyed, or grazing or agricultural lands be destroyed by Lessee's operations, then Lessee shall be liable for, and to the extent of, the reasonable value thereof.

     Lessee shall have the right at any time and from time to time to remove from the leased land any and all casing, mach-

     6-a. Notwithstanding any provisions to the contrary contained herein, this lease and all rights granted to Lessee hereunder are expressly limited to those depths lying below 500 feet below the surface of the leased lands and Lessee shall not have the right to enter upon or use any portion of said leased lands lying above said depth.

then producing or capable of producing or being drilled, and in respect to which
Lessee shall not be in default, together with the rights, rights of way and easements which may be retained by Lessee by virtue of the granting clause of this lease, and together with rights granted Lessee in Paragraph 5, hereof.

     9. Notwithstanding any other provisions of this lease, and in consideration of the payment made by the Lessee to the Lessor for the execution of this lease,
Lessee shall have the right at any time prior to or after default hereunder, to quitclaim and surrender to Lessor all right, title and interest of Lessee in and to the leased land, or any part thereof, and thereupon all rights and obligations of the parties hereto one to the other shall cease and terminate as to the lands or areas so quitclaimed and surrendered, save and except as to any then accrued monetary obligations or royalty obligations of Lessee then payable as to which Lessee shall remain liable to Lessor, and save and except the rights, rights of way and easements which may be retained by Lessee by virtue of the granting clause of this lease, and provided that in the event of a partial quitclaim and surrender, any future rentals will be reduced proportionately by the number of acres in the area so quitclaimed and surrendered.

     10. In the event Lessor at the time of making this lease owns a less interest in the leased land than One Hundred Percent (100%) of the rights and interests herein granted or leased to Lessee, then the rentals and royalties accruing hereunder shall be paid to Lessor only in the proportions which
Lessor's interest bears to a One Hundred Percent (100%) interest therein in the leased land. Notwithstanding the foregoing, should Lessor hereafter acquire any additional right, title or interest in or to the leased land, it shall be subject to the provisions hereof to the same extent as if owned by Lessor at the date hereof, and any increase in payments of money hereunder necessitated thereby shall commence with the payment next following receipt by Lessee of satisfactory evidence of Lessor's acquisition of such additional interest.

     11. Lessor hereby warrants and agrees to defend title to the leased land and agrees that Lessee, at its option, may pay and discharge any taxes, mortgages, trust deeds or other liens or encumbrances existing, levied or assessed on or against the leased land, and in the event Lessee exercises such option, Lessee shall be subrogated to the rights of any holder or holders thereof, and shall have, among other rights, the right of applying to the discharge of any such mortgage, tax or other lien or encumbrance any royalties or rentals accruing to Lessor hereunder.

     12. Lessee shall pay all taxes levied on Lessee's structures and improvements placed on the leased land by Lessee. Lessee shall pay 90% and the
Lessor shall pay 10% of any taxes

assessed against any Leased Substances stored on the leased land. In the event any taxes are levied or assessed against the right to produce Leased Substances from the leased land or in the event any increase in the taxes levied or assessed against the leased land shall be based upon the production from the leased land of Leased Substances, then in either such event Lessee shall pay 90%
of any such taxes or increase, as the case may be, and Lessor shall pay 10%
thereof. Lessor shall pay all taxes levied or assessed against the leased land as such without reference to the production of Leased Substances therefrom and shall pay all taxes levied and assessed against any and all rights in or to or with respect to the leased land not covered by this lease and shall pay all taxes levied and assessed against all structures and improvements owned by
Lessor or placed on the leased land by or pursuant to permission of Lessor.

     13. The rights of either party hereunder may be assigned in whole or in part, and the right and privilege so to do is hereby reserved by each party, and the provisions hereof shall extend to the heirs, successors and assigns of the parties hereto, but no change or division in ownership of the land, rentals or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee, and Lessee may continue to operate the leased land and to pay and settle rentals or royalties as an entirety, and no such change in ownership shall be binding upon Lessee until the expiration of thirty
(30) days after Lessee is furnished with satisfactory written evidence thereof.
In the event of assignment of this lease as to a segregated portion of said land, the rentals payable hereunder shall be apportionable between the several leasehold owners ratably according to the surface area of each, and default in rental payment by one shall not affect the rights of other leasehold owners hereunder.

     14. The obligations of Lessee hereunder shall be suspended and the term of this lease shall be extended, as the case may be, while Lessee is prevented from complying therewith, in whole or in part, by strikes, lockouts, riots, actions of the elements, accidents, delays in transportation, inability to secure labor or materials in the open market, laws, rules or regulations of any federal, state, municipal or other governmental agency, authority or representative, or other matters or conditions beyond the reasonable control of Lessee, whether or not similar to the conditions or matters herein specifically enumerated.

     If at any time after the expiration of fifteen (15) years from date hereof the production of all Leased Substances ceases for any cause other than one or more of the causes hereinabove enumerated, this lease shall nevertheless remain in full force and effect for an additional period of one (1) year from cessation and thereafter if, and so long as, Lessee commences and continues diligently and in good faith the steps, operations or procedures to cause a resumption of such production (either through the existing wells or the drilling of new wells), until such production be resumed.

     15. All statements of production and royalty and all payments to be made by
Lessee to Lessor hereunder shall be sent to the persons hereinafter set forth, respectively, at the addresses indicated and each such person shall be entitled to receive that portion of the total rentals and royalty payable hereunder as is hereinafter set forth after the name of such person:

Lessee shall, upon notification of change of ownership in the lands or in rentals or royalties hereunder, as provided in Paragraph 13 hereof, divide and distribute the same to the new owners of such interests; provided, however, that if at any time there are three or more persons entitled to rentals or royalties hereunder, Lessee may, at its option, withhold payment of such rentals or royalties until a majority in interest of such persons designate in writing in a recordable instrument delivered to Lessee, a bank, trust company or corporation, as a common agent and depositary, to receive all payments due hereunder to such persons. Such designation may be changed at any time in the same manner.
Delivery of all statements and payments hereunder may be made by depositing the same in the United States mail duly addressed to Lessor at the above address or addresses or to such agent and depositary which shall constitute full performance of Lessee's obligation to make such delivery. In the event that the amount payable under this lease shall result in a payment of less than Five
Dollars ($5.00) becoming due Lessor, Lessee may, at its option, withhold and accrue sufficient periodic payments until the total due Lessor exceeds Five
Dollars ($5.00).

     16. Any notice herein required or permitted to be given or furnished by one party to the other shall be in writing. Delivery of such written notice to
Lessor shall be made by depositing the same in the United States mail duly certified and addressed to Lessor at c/o James R. Moore, Rutan & Tucker, 401
Civic Center Drive West, Santa Ana, California 92701 and delivery of such written notice to Lessee shall be made by depositing the same in the United
States mail duly certified and addressed to Lessee at Union Oil Center, 461
South Boylston Street, Los Angeles, California 90017. Either party hereto may by written notice to the other party change its address to any other location.

     17. In the event any part or portion or provision of this instrument shall be found or declared to be null, void or unenforceable for any reason whatsoever by any Court of competent jurisdiction or any governmental agency having authority thereover, then and in such event only such part, portion or provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this instrument or any of the other terms or condition hereof, which said remaining terms and conditions shall remain binding, valid and subsisting and in full force and effect between the parties hereto, it being specifically understood and agreed that the provisions hereof are severable for the purposes of the provisions of this clause. In this connection, this lease shall not in any event extend beyond such term as may be legally permissible under present applicable laws, and should any such applicable law limit the term hereof to less than that herein provided, then this lease shall not be void but shall be deemed to be in existence for such term and no longer.

     18. If more than one person is named as a Lessor herein and one or more of them fails to execute this lease, said lease shall nevertheless (when accepted by Lessee) become effective as a lease from such of said named parties Lessor as may have executed the same.

     19. This lease may be executed in any number of counterparts and all such counterparts shall be deemed to constitute a single lease and the execution of one counterpart by any party Lessor shall have the same force and effect as if such party had signed all the other counterparts.

     20. This Lease and Agreement and all of the terms, covenants and conditions hereof shall extend to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date hereinabove first written.

                                              /s/
------------------------------------          ----------------------------------
                                                 Dorothy Gisler

                                              /s/
------------------------------------          ----------------------------------
                                                 John C. Hill

                                              /s/
------------------------------------          ----------------------------------
                                                 Jean C. Browning

------------------------------------          ----------------------------------
                 Subscribing Witness                                      Lessor

                                              UNION OIL COMPANY OF CALIFORNIA

                                              By
                                                --------------------------------
                                                                          Lessee